UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2004

APPLE HOSPITALITY TWO, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-49748	54-2010305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Former Address: 10 South Third Street, Richmond, VA 23219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality Two, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report within the required time period in accordance with Item 2.01 of Form 8-K (including Instruction 2 to Item 2.01, which provides, among other things, that the term disposition includes a disposition by mortgage). Certain related matters also are reported.

Item 2.01. Completion of Acquisition or Disposition of Assets

Overview

On November 10, 2004, we closed on a refinancing involving 21 of our hotels. Certain amounts related to this refinancing were held in escrow until the next business day, November 12, 2004. Separate promissory notes, deeds of trust and leases were executed with respect to each of the 21 hotels. Further details about this refinancing are provided below.

Refinancing and Related Matters

Prior Financing

Prior to November 10, 2004, our indirect wholly-owned subsidiary, Marriott Residence Inn II Limited Partnership, was the borrower with respect to LaSalle Bank National Association, as Trustee for Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-MD V. For simplicity, this limited partnership will be referred to as the “Original Borrower” and the mortgage certificates will be referred to as the “Original Mortgage Certificates.”

The Original Borrower also was the direct owner of 22 hotels and the indirect owner (through its subsidiaries) of another hotel. These 23 hotels were operating as Residence Inn by Marriott® hotels. The 22 hotels directly owned by the Original Borrower were mortgaged as security for the Original Mortgage Certificates. The annual interest rate for the Original Mortgage Certificates was 8.85% and the outstanding principal balance on the date of refinancing (as discussed below) was approximately $125 million.

Overview of Release and Refinancing

On November 10, 2004, we closed on a refinancing transaction with Wachovia Bank, National Association, as the lender. For simplicity, the lender will be referred to as the “Lender.” The refinancing involved 21 separate loans having an aggregate original principal balance of $135 million. In connection with the refinancing, the following occurred:

•	We formed three new subsidiaries. Our new subsidiaries consist of two direct corporate subsidiaries, which serve (respectively) as the general partner and the limited partner of a new limited partnership subsidiary, AHT Residence Inn II Limited Partnership. For simplicity, our new limited partnership subsidiary will be referred to as the “New Borrower.”

•	We caused the purchase of certain government securities and the transfer of them to serve as replacement collateral in connection with the Original Mortgage Certificates. The approximate purchase price for the replacement collateral was $136 million. This amount was sufficient to achieve a release of the mortgages that were placed on our hotels as security for the Original Mortgage Certificates, and to terminate the Original Borrower’s obligations, and our related guaranties, in connection with the Original Mortgage Certificates.

•	We caused the Original Borrower to transfer 10 of its hotels (including the hotel it owned indirectly through its subsidiaries) to the New Borrower. In addition, we caused the Original Borrower to transfer two of its other hotels, which were not encumbered as part of the refinancing, to another one of our newly formed subsidiaries. As a result of these transfers, the Original Borrower retained ownership of 11 hotels.

•	We caused the New Borrower to enter into 10 separate loan transactions with the Lender having an aggregate original principal balance of $65,861,000. Each loan is represented by a separate promissory note payable to the order of the Lender. The amount of each loan was determined by reference to one of the hotels owned by the New Borrower. Each promissory note is secured by a deed of trust or mortgage that creates a lien in favor of the Lender on the hotel to which such promissory note relates.

•	We caused the Original Borrower to enter into 11 separate loan transactions with the Lender having an aggregate original principal balance of $69,139,000. Each loan is represented by a separate promissory note payable to the order of the Lender. The amount of each loan was determined by reference to one of the hotels owned by the Original Borrower. Each promissory note is secured by a deed of trust or mortgage that creates a lien in favor of the Lender on the hotel to which such promissory note relates.

•	We caused the termination of the prior hotel lease agreements for the hotels, which had been entered into by the Original Borrower or by one of its subsidiaries (as the lessor) and one of our other wholly-owned subsidiaries (as the lessee).

•	We caused our existing wholly-owned subsidiary, AHM Res II Limited Partnership, to serve as the lessee for the hotels under 23 separate hotel lease agreements. For simplicity, AHM Res II Limited Partnership will be referred to as the “Lessee.”

•	We caused the amendment and restatement of the management agreement with Residence Inn By Marriott, Inc. (as manager) with respect to the hotels, which continue to operate as Residence Inn by Marriott® hotels. For simplicity, the manager will be referred to as the “Manager.” We also entered into an owner agreement and certain other related instruments to complete the refinancing.

Hotels and Loan Amounts

The hotels and the corresponding loan amounts are summarized in the tables below:

Table 1. New Borrower (one of our wholly-owned subsidiaries)

Location of Hotel	Number of Suites	Amount of Loan
Las Vegas, NV	192	$20,625,000
Santa Fe, NM	120	8,050,000
Placentia, CA	112	7,650,000
Boston/Danvers, MA	96	4,620,000
Akron, OH	112	5,460,000
Birmingham, AL	128	5,573,000
Jackson, Ms	120	3,360,000
Kalamazoo, MI	83	3,938,000
Shreveport/Bossier City, LA	72	4,050,000
Memphis, TN	105	2,535,000

Totals	1,140	$65,861,000

Table 2. Original Borrower (one of our wholly-owned subsidiaries)

Location of Hotel	Number of Suites	Amount of Loan
Arcadia, CA	120	$14,850,000
Irvine, CA	112	12,750,000
Chicago/Deerfield, IL	128	8,100,000
Berwyn/Valley Forge, PA	88	5,979,000
Columbia, SC	128	4,380,000
Greensboro, NC	128	4,875,000
Jacksonville, FL	112	4,875,000
Clearwater/St. Petersburg, FL	88	3,540,000
Boca Raton, FL	120	3,750,000
Pensacola, FL	64	3,540,000
Lubbock, TX	80	2,500,000

Totals	1,168	$69,139,000

The two hotels that were released from the mortgages and were not encumbered as part of the refinancing are located in Charlotte, North Carolina and Spartanburg, South Carolina. These two hotels may be mortgaged in connection with other unrelated loan transactions in the future.

Special Purpose Entities

The Original Borrower, the New Borrower, the Lessee, and the corporations that are serving as their respective general partners are “special purpose entities” at the request of the Lender. To qualify as special purpose entities, these entities have organizational documents that impose certain requirements on them while the loans from the Lender are outstanding. In particular, these entities must maintain separate legal identities and must limit their activities to dealing with the hotels that secure the loans.

Summary of Documents

Promissory Notes

The 21 promissory notes executed by the New Borrower or the Original Borrower in connection with the refinancing are substantially similar. Each promissory note provides for the following:

•	a stated annual interest rate of 6.88%

•	a maturity date of November 11, 2014

•	the payment of interest only in monthly installments for the first 12 months, followed by amortized payments of principal and interest in consecutive monthly installments thereafter

•	the full payment of principal and all other outstanding amounts at maturity

•	the acceleration, at the option of the Lender, of all amounts due under the note if any required monthly payment is not made by its due date or if there is any other event of default

•	a late charge of 5% on any payment that is not made by its due date

•	an increase of 4% in the applicable interest rate during the period of a default

•	a restriction on voluntary prepayment, which is not permitted without penalty prior to the final three payment dates before the maturity date

The actual number of amortized payments is significantly less than the number of periods used in computing the amortization. As a result, the promissory notes are expected to require balloon payments at maturity in the aggregate amount of approximately $111 million.

Additional payments or penalties would apply in other circumstances, such as acceleration of a promissory note during the first two years based upon an event of default. If acceleration of a promissory note occurs in the first year, the sum of the additional payments would equal at least 5% of the remaining debt under that note.

Each promissory note also contains substantial limitations on release and substitution of collateral. The hotel that serves as collateral under a promissory note cannot be released from its mortgage during the first two years of the note. After two years, the New Borrower or the Original Borrower (as applicable) could obtain such a release by providing the Lender with substitute collateral in the form of direct, non-callable obligations of the United States. Any substitute obligations must be structured to pay a series of amounts that would satisfy the remainder of the installments required under the promissory note involved.

The 10 promissory notes executed by the New Borrower are subject to cross-default and cross-collateral provisions. In general, any default under one of the 10 promissory notes would constitute a default under each of the nine other promissory notes and would enable the Lender to exercise its rights against all 10 of the hotels that serve as security for such promissory notes.

In a similar manner, the 11 promissory notes executed by the Original Borrower are subject to cross-default and cross-collateral provisions. In general, any default under one of the 11 promissory notes would constitute a default under each of the 10 other promissory notes and would enable the Lender to exercise its rights against all 11 of the hotels that serve as security for such promissory notes.

There are no cross-default or cross-collateral provisions between the pool of 10 promissory notes executed by the New Borrower and the separate pool of 11 promissory notes executed by the Original Borrower.

Security Documents

As indicated above, the 21 loans made in connection with the refinancing are secured by mortgages and other encumbrances on a total of 21 hotels owned by the New Borrower or the Original Borrower. The other encumbrances include a security interest in the related personal property and various assignments of leases, rents and contracts, all in favor of the Lender. These encumbrances are created by multiple agreements and instruments, which will be referred to as “security documents” for simplicity.

The security documents impose a number of requirements on the New Borrower and the Original Borrower, as the owners of the hotels, including obligations to maintain adequate insurance. The security documents prohibit, among other things, any further encumbrances.

Upon any default that occurs under a promissory note or related security document, various remedies are available to the Lender. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, together with all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the collateral, including the hotels; and (c) collecting revenues from the hotels, or foreclosing on them, to satisfy unpaid amounts under the promissory notes. The New Borrower or the Original Borrower (as applicable) would be required to pay collection costs that may be incurred by the Lender in exercising such remedies.

Hotel Lease Agreements

Each of the 23 hotels involved in the release and refinancing is covered by a separate hotel lease agreement between our owning subsidiary and the Lessee (which is another one of our wholly-owned subsidiaries, as specified in a previous section). Each lease provides for an initial term of 10 years. The Lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average).

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreement

Each of the 23 hotels involved in the release and refinancing is being managed by the Manager under an amended and restated management agreement between the Manager and the Lessee (which is one of our wholly-owned subsidiaries, as specified in a previous section). The Manager is responsible for managing and supervising the daily operations of the hotels and for collecting revenues for the benefit of the Lessee. The fees and other terms of this agreement are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Owner Agreement

There is an owner agreement regarding the 23 hotels that are covered by the amended and restated management agreement. The owner agreement was executed by each of our applicable subsidiaries for hotel ownership, the Manager and the Lessee (which is another one of our wholly-owned subsidiaries, as specified in a previous section). The owner agreement generally provides that each owning subsidiary will (a) be bound by certain restrictions in the amended and restated management agreement; and (b) perform the obligations of the Lessee in the event of its default under the amended and restated management agreement.

Indemnity and Guaranty Agreements

Each of the 21 loans is generally non-recourse to the New Borrower or the Original Borrower (as applicable). As a result, the Lender generally may not take collection actions against the New Borrower or the Original Borrower, and may only take collections actions with respect to the hotels that secure the promissory notes for the loans. The Company, however, has executed 21 separate indemnity and guaranty agreements for the purpose of making certain limited guaranties to the Lender. These limited guaranties would only apply in specific and unexpected situations, such as misapplication of funds or other forms of misconduct by the New Borrower or the Original Borrower, in connection with the loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality Two, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

November 17, 2004